Exhibit 5.1

April 4, 2018

Galmed Pharmaceuticals Ltd.

16 Tiomkin Street,

Tel Aviv, Israel 6578317

Re: Shelf Offering Via Rule 424(b)(5) Prospectus Supplement

Ladies and Gentlemen:

We have acted as Israeli counsel for Galmed Pharmaceuticals Ltd., an Israeli company (the "Company"), in connection with the offering (the "Offering") of (i) 1,000,000 ordinary shares, par value NIS 0.01 per share ("Shares"), and (ii) warrants (the “Warrants”) to purchase 1,000,000 Shares (the “Warrant Shares”), under that certain Securities Purchase Agreement, dated April 2, 2018, by and among the Company and the investors identified therein (the "Agreement").

The Offering is being effected pursuant to the registration statement on Form F-3 (File No. 333-223923) (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act") on March 26, 2018, including the prospectus contained therein, as supplemented by the prospectus supplement dated April 2, 2018, as filed by the Company with the SEC pursuant to Rule 424(b)(5) under the Securities Act (the "Prospectus Supplement").

This opinion letter is rendered pursuant to Item 9 of Form F-3 promulgated by the SEC and Items 601(b)(5) and (b)(23) of the SEC’s Regulation S-K promulgated under the Securities Act.

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Prospectus Supplement; (iii) the form of Agreement; (iv) the articles of association of the Company, as amended and as currently in effect; (v) resolutions of the board of directors of the Company that relate to the Registration Statement, the Prospectus Supplement and the actions to be taken in connection with the Offering; and (vi) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents.  As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based upon and subject to the foregoing, we are of the opinion that (i) the Shares have been duly authorized, and when issued and sold in the Offering as described in the Prospectus Supplement, will be validly issued, fully paid and non-assessable, (ii) the Warrants have been duly authorized, and (iii) the Warrant Shares underlying the Warrants have been duly authorized, and when issued and sold in the Offering as described in the Prospectus Supplement and delivered by the Company against receipt of the exercise price in accordance with and in the manner described in the Registration Statement, Prospectus Supplement and the Warrants, will be validly issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement (as an exhibit to a Report of Foreign Private Issuer on Form 6-K that is incorporated by reference into the Registration Statement) and to the reference to our firm appearing under the caption "Legal Matters" and "Enforceability of Civil Liabilities" in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K promulgated under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the date hereof that may alter, affect or modify the opinions expressed herein

Very truly yours,

/s/ Meitar Liquornik Geva Leshem Tal
Meitar Liquornik Geva Leshem Tal

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